Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-183270) of Bloomin Brands, Inc. of our report dated March 4, 2013 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
March 4, 2013